MSCM LLP

Chartered Accountants – Business Advisors

July 20, 2009

Securities and Exchange Commission

Washington, D.C.

20549

We have reviewed the Form 8-K filed by the registrant and dated July 6, 2009.  We agree with the statements made therein as they apply to MSCM LLP.

Yours very truly,

MSCM LLP

/s/ David Danziger